UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
November 19, 2009

TNP Strategic Retail Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-154975 (Commission File Number)	90-0413866 (IRS Employer Identification No.)
1900 Main Street, Suite 700
Irvine, California 92614
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 833-8252
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On November 19, 2009, TNP Strategic Retail Trust, Inc. (the “Company”) acquired a fee simple interest in the Moreno Marketplace, a multi-tenant retail center located in Moreno Valley, California (the “Moreno Property”), through TNP SRT Moreno Marketplace, LLC (“TNP SRT Moreno”), a wholly owned subsidiary of TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”). On October 21, 2009, the purchase and sale agreement for the Moreno Property (as amended, the “Purchase Agreement”) was assigned by John Skeffington and William Skeffington (the “Skeffington Assignment”) to TNP Acquisition, LLC (“TNP Acquisition”), a wholly owned subsidiary of the Company’s sponsor, Thompson National Properties, LLC (“Thompson National”). On November 19, 2009, TNP Acquisition assigned its rights under the Purchase Agreement to TNP SRT Moreno (the “TNP Assignment”). The Purchase Agreement contains certain limited representations and warranties, covenants and indemnification provisions. The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by the terms of the Purchase Agreement, the Skeffington Assignment and the TNP Assignment, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.
     The Moreno Property is an approximately 94,574 square foot multi-tenant retail center located in Moreno Valley, California that was constructed in 2008 and is comprised of six buildings and two vacant pad sites. The Moreno Property is comprised of approximately 78,743 square feet of building improvements and approximately 15,831 square feet of finished but unimproved pad sites. The Moreno Property is currently approximately 58% leased and is anchored by Stater Bros. Other tenants of the Moreno Property include Wells Fargo Bank, Jack in the Box, Subway and Fantastic Sam’s.
     TNP SRT Moreno acquired the Moreno Property for an aggregate purchase price of $12,500,000, exclusive of closing costs. TNP SRT Moreno financed the payment of the purchase price for the Moreno Property with a combination of (i) a loan in the aggregate principal amount of $9,250,000 from KeyBank National Association (“KeyBank”) evidenced by a promissory note (the “Moreno Property Note”), (ii) a loan in the aggregate principal amount of $1,250,000 from Moreno Retail Partners, LLC (“MRP”) evidenced by a subordinated convertible promissory note (the “Convertible Note”), (iii) $675,525 in funds from borrowings under the Operating Partnership’s revolving credit agreement with KeyBank (the “Credit Agreement”) and (iv) proceeds from the Company’s public offering in an amount equal to the balance of the purchase price. For additional information on the terms of the Moreno Property Note and the Convertible Note, see Item 2.03 below. For additional information on the terms of the Credit Agreement, see the Current Report on Form 8-K filed by the Company on November 18, 2009. An acquisition sourcing fee of $130,000 was paid to MRP in connection with the acquisition of the Moreno Property.
     On November 12, 2009, John Skeffington and William Skeffington, the indirect beneficial owners of MRP, purchased an aggregate of 55,556 shares of the Company’s common stock for an aggregate purchase price of $500,000. This purchase of shares of the Company’s common stock was pursuant to the Company’s directed share program which allows the purchase of shares of the Company’s common stock in the public offering at the public offering price, net of the sales commissions and dealer manager fee payable in connection with such sales, or a purchase price of $9.00 per share.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
KeyBank Property Loan
     In connection with the acquisition of the Moreno Property, on November 19, 2009 (the “Closing Date”), TNP SRT Moreno borrowed $9,250,000 from KeyBank pursuant to the Moreno Property Note. The entire outstanding principal balance of the Moreno Property Note, plus any accrued and unpaid interest thereon, is due and payable in full on November 19, 2011 (as such date may be extended as described below, the “Maturity Date”), provided that TNP SRT Moreno has the option to extend the Maturity Date for up to two successive periods of twelve months each (each such period an “Extension Period”). Each exercise by TNP SRT Moreno of its option to extend the Maturity Date is subject to (i) TNP SRT Moreno providing KeyBank with written notice of the requested Extension Period at least sixty (60) days prior to the then existing Maturity Date, (ii) the payment by TNP SRT Moreno of an extension fee equal to 0.25% of the then outstanding principal balance of the Moreno Property Note and (iii) TNP SRT Moreno’s satisfaction of certain covenants, including, but not limited to, specific debt service coverage and debt yield ratios, the absence of any uncured events of default under the Moreno Property Note and the absence of any material adverse changes in the financial condition of TNP SRT Moreno or any guarantors of its obligations under the Moreno Property Note.
     A principal payment of $10,000 plus interest, at the applicable interest rate, on the outstanding principal balance of the Moreno Property Note will be due and payable monthly until the Maturity Date. Interest on the outstanding principal balance of the Moreno Property Note will accrue at a rate of 5.5% per annum through the initial Maturity Date. During the first Extension Period, if any, interest on the outstanding principal balance of the Moreno Property Note will accrue at a rate of 7.0% per annum. During the second Extension Period, if any, interest on the outstanding principal balance of the Moreno Property Note will accrue at a rate equal to the greater of (i) 7.50% per annum and (ii) a variable per annum rate based upon LIBOR as reported by Reuters. TNP SRT Moreno may prepay the outstanding principal balance of the Moreno Property Note in full without premium or penalty if such prepayment occurs on or before the first anniversary of the Closing Date. Following the first anniversary of the Closing Date, any prepayment in full of the Moreno Property Note will be subject to an exit fee ranging from of 0.25% to 0.75% of the then outstanding principal balance of the Moreno Property Note based upon when such prepayment occurs.
     The Moreno Property Note provides for customary events of default, some with corresponding cure periods, including, without limitation, payment defaults and breaches of covenants. Upon an uncured event of default by TNP SRT Moreno, KeyBank may declare all amounts due under the Moreno Property Note immediately due and payable in full.
     The performance of the obligations of TNP SRT Moreno under the Moreno Property Note is secured by (i) a first deed of trust on the Moreno Property and an assignment of all leases and rents of and from the Moreno Property in favor of KeyBank, (ii) a full recourse guarantee granted by the Company for the benefit of KeyBank guaranteeing the complete performance of all of TNP SRT Moreno’s obligations under the Moreno Property Note and (iii) limited recourse guarantees (the “Limited Guaranty”) granted by MRP, John Skeffington, William Skeffington and the Company’s Chairman and Chief Executive Officer, Anthony W. Thompson (“Thompson”), for the benefit of KeyBank. In connection with the Limited Guaranty, the Company has agreed to reimburse Thompson for any payments made to KeyBank by Thompson pursuant to the Limited Guaranty. In addition, as consideration for providing the Limited Guaranty, TNP SRT Moreno has paid Thompson a one-time guaranty fee of $25,000 and has agreed to pay Thompson an annual fee equal to: (x) 0.25% multiplied by (y) 36.26% of the weighted-average amount outstanding under the Moreno Property Note during each twelve consecutive month period, or pro rata portion thereof, during the term of the Moreno Property Note. In addition, in connection with the Moreno Property Note, the Company, TNP SRT Moreno, MRP, John Skeffington and William Skeffington have agreed to jointly and severally defend, indemnify and hold harmless KeyBank and certain related parties from and against any losses or liability that KeyBank or such related parties may suffer or incur as a result of, among other things, the existence, storage, generation, removal or transportation of certain hazardous substances at the Moreno Property.
Convertible Note
     In connection with the acquisition of the Moreno Property, on November 19, 2009, TNP SRT Moreno borrowed $1,250,000 from MRP pursuant to the Convertible Note. The entire outstanding principal balance of the Convertible Note, plus any accrued and unpaid interest, is due and payable in full on November 18, 2015. Interest on the outstanding principal balance of the Convertible Note will accrue at a rate of 8% per annum, payable quarterly in arrears. At any time after April 2, 2010, TNP SRT Moreno may, at any time and from time to time, prepay all or any portion of the then outstanding principal balance of the Convertible Note without premium or penalty. The Convertible Note provides for customary events of default, including, without limitation, payment defaults and insolvency and bankruptcy related defaults. Upon an uncured event of default, MRP may declare all amounts due under the Convertible Note immediately due and payable in full.
     At any time after January 2, 2010 but before April 2, 2010, MRP may elect to convert the unpaid principal balance due on the Convertible Note (the “Conversion Amount”) into a capital contribution by MRP to TNP SRT Moreno to be credited to a capital account with TNP SRT Moreno. At any time after February 2, 2010 but before April 2, 2010, TNP SRT Moreno may elect to convert the Conversion Amount into a capital contribution by MRP to TNP SRT Moreno to be credited to a capital account with TNP SRT Moreno. Any accrued but unpaid interest on the Convertible Note shall be payable to MRP in cash upon the conversion of the Conversion Amount.
     Immediately following a conversion of the Conversion Amount pursuant to the terms of the Convertible Note and TNP SRT Moreno’s operating agreement, MRP would hold approximately 36.26% of the membership interest of TNP SRT Moreno and the Operating Partnership would hold approximately 63.74% of the membership interest of TNP SRT Moreno; provided, however, that the Operating Partnership would continue to be the sole manager of TNP SRT Moreno.
Item 7.01 Regulation FD Disclosure.
     On November 19, 2009, the Company distributed a press release announcing the completion of the acquisition of the Moreno Property, the execution of the Credit Agreement and the Company’s sale of the minimum offering amount of $2,000,000 in shares of common stock in the Company’s initial public offering. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
     The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements.
          It is not practical at this time to provide the required financial statements for the acquired real property described in this Current Report on Form 8-K, and no financial statements (audited or unaudited) are available at this time. The required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.
(b)	Pro Forma Financial Information.
          See paragraph (a) above.
(d)	Exhibits.

Exhibit No.	Description
10.1	Purchase and Sale Agreement Regarding Moreno Marketplace Shopping Center, dated September 22, 2009
10.2	Assignment of Purchase and Sale Agreement, dated October 21, 2009
10.3	Assignment of Purchase and Sale Agreement, dated November 19, 2009
99.1	Press Release dated November 19, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.
Date: November 24, 2009	By:	/s/ Anthony W. Thompson
Anthony W. Thompson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase and Sale Agreement Regarding Moreno Marketplace Shopping Center, dated September 22, 2009
10.2	Assignment of Purchase and Sale Agreement, dated October 21, 2009
10.3	Assignment of Purchase and Sale Agreement, dated November 19, 2009
99.1	Press Release dated November 19, 2009